UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                                  Exchange Act

       Date of Report (Date of earliest event reported): June 18, 2005

                      REAL ESTATE ASSOCIATES LIMITED IV
            (Exact Name of Registrant as Specified in Its Charter)


               California                   0-12439               95-3718731
      (State or other jurisdiction        (Commission          (I.R.S. Employer
            of incorporation)             File Number)          Identification
                                                                    Number)


                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


      Registrant's telephone number, including area code (864) 239-1000


                                       N/A

                (Former address, if changed since last report)

Item 8.1    Other Events

Real Estate Associates Limited IV (the "Registrant") is the sole limited partner (99%) of Pennsylvania Housing Partners Limited Partnership ("Pennsylvania Housing"), which owns Daniel Scott Commons, a 72-unit affordable property in Chester, Pennsylvania (the "Property"). On June 18, 2005, Pennsylvania Housing's general partner, which is otherwise unaffiliated with the Registrant or the Registrant's general partner, filed for bankruptcy under Chapter 7 of the U.S. Bankruptcy Code. Pennsylvania Housing's general partner has informed the Registrant that the FHA-insured loan was in default and that the United States Department of Housing and Ubran Development terminated the Property's Section 8 Housing Assistance Payment contract. The partnership agreement does not afford the Registrant approval rights over the filing of a bankruptcy. The Registrant has no remaining investment balance in the assets of Pennsylvania Housing.

                                    SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    REAL ESTATE ASSOCIATES LIMITED IV
                                    (a California limited partnership)


                                    By:   National Partnership Investments Corp.
                                          Corporate General Partner

                                    By:   /s/Brian H. Shuman
                                          Brian H. Shuman
                                          Senior Vice President and
                                          Chief Financial Officer

                                    Date: June 23, 2005